Middlefield Banc Corp.  2023 Fourth Quarter Investor Presentation Middlefield Banc Corp.  2024 Fourth Quarter Investor Presentation (Nasdaq: MBCN) Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. www.middlefieldbank.bank

Middlefield Banc Corp. Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value. www.middlefieldbank.bank

Middlefield Banc Corp. (Nasdaq: MBCN) Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value www.middlefieldbank.bank At Middlefield Bank “MB”, we believe in the power of community and giving back! Each year, MB team members find ways to partner and support the local organizations making an impact in our own backyard. From sponsoring programs and events to volunteering with food banks, schools, local chapters of United Way, Junior Achievement and more, we’re building a brighter future for every community that we’re part of.

www.middlefieldbank.bank Highlights Strategic Strengths Experienced and Proven Team: As part of the Company’s comprehensive succession plan, Ron Zimmerly was appointed CEO in 2024 and Mike Ranttila CFO in 2023 Strategic focus on developing and attracting proven bankers to support growth Communities: Serving attractive Ohio banking markets Located in three of the top five Ohio counties ranked by median household income Optimally positioned between rural (funding) and metropolitan (lending) communities Customers: Balanced mix of retail and commercial customers Geauga County in Northeast Ohio is home to the world’s 4th largest Amish population Community Banking Values and Focus: Providing superior and responsive financial services since 1901 Committed to quality, safety and soundness Local decision making and community investment creates competitive advantage Financial Strength: Profitable throughout multiple economic cycles and never reported a loss AOCI impact is considerably lower than Middlefield’s peers Above peer ROAA, NIM, Equity/Assets, and Tangible Equity/Assets* Legacy of returning capital back to shareholders Liquidity supported by FHLB borrowing capacity and access to the Federal Reserve Board’s discount window 21 Branches 120+ Years of service 3 Strong and compelling Ohio markets #1 Community Bank in core markets 3.52% 2024 net interest margin * Please see Reconciliation of Non-GAAP Measures on slide 24 A Community Bank That is Safe, Strong, and Committed.

Only independent community bank with exposure to Central, Western, and Northeast Ohio Markets. Branches are in counties that have above average median household income, median value of owner-occupied housing, and employment rates. Compelling Ohio Banking Franchise

Michael Ranttila Executive Vice President / Chief Financial Officer Ranttila has been with the Bank for over 12 years, beginning as a Controller and then was promoted through pivotal roles within the Bank. Michael Cheravitch Executive Vice President / Chief Banking Officer Cheravitch joined MBCN in 2023 from F.N.B. Corporation and has over 35 years of banking experience. Courtney Erminio Executive Vice President / Chief Risk Officer Erminio joined MBCN in 2010 from Crowe Horwath and has 18 years of audit, risk and business experience. Rebecca Noblit Executive Vice President / Chief Credit Officer Noblit joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 19 years of banking experience. Experienced Executive Leadership Team Assembled Ronald L. Zimmerly Jr. Chief Executive Officer and President Zimmerly joined MBCN in 2022 after the Liberty Bancshares acquisition and has 35 years of banking experience, including 13 years as President and CEO of Liberty. Tom Wilson Executive Vice President / Chief Strategy and Innovation Officer Wilson joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 24 years of investment banking, management consulting, and investment experience. Sarah Winters Senior Vice President / Chief Human Resources Officer Winters joined MBCN in 2023 from KeyCorp and has 24 years of HR strategy, talent management, and business experience. Josh Riley Senior Vice President / Chief Commercial Market Executive - Central Ohio Riley joined MBCN in 2023 from First Merchants Bank and has over 21 years of financial services experience within the Central Ohio market. Anna Maria Brenneman Western Regional President Brenneman joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 35 years of banking experience. Middlefield has focused on pursuing a comprehensive succession plan. Through the successful integration of the December 2022 Liberty Bancshares acquisition and addition of new, experienced leaders, Middlefield is well positioned to move forward with the next phase of its growth strategy. www.middlefieldbank.bank

Thomas W. Bevan Director Since 2017 Age: 59 Founding shareholder and CEO of Bevan & Associates, LPA, Inc. Ronald L. Zimmerly Jr. Director Since 2022 Age: 60 Zimmerly serves as Chief Executive Officer and President of Middlefield and The Middlefield Banking Company. Michael C. Voinovich Director Since 2020 Age: 51 Executive Vice President and Chief Investment Officer of ECHO Health, Inc. James J. McCaskey Director Since 2004 Age: 61 McCaskey serves as Middlefield’s Vice Chairman, and is President of McCaskey Landscape & Design, LLC. Carolyn J. Turk Director Since 2004 Age: 68 Former Chief Financial Officer/Treasurer of Molded Fiber Glass Companies. Jennifer L. Moeller Director Since 2023 Age: 61 Moeller is an active angel investor, and former banking and personal financial software executive. William J. Skidmore Director Since 2007 Age: 68 Skidmore has been Middlefield’s Chairman since 2019 and former Northeast Ohio Senior District Manager of Waste Management. Kevin A. DiGeronimo Director Since 2021 Age: 40 Principal at the DiGeronimo Companies and President of Independence Construction. Kenneth E. Jones Director Since 2008 Age: 76 Former President of Chesapeake Financial Advisors. Darryl E. Mast Director Since 2013 Age: 74 Former Vice President Operations for Hattie Larlham Care Group and Foundation. Mark R. Watkins Director Since 2022 Age: 62 Partner in Watkins Farm, Watkins Farmland Stewardship, LLC, and Rushwood Farms, LLC. Spencer T. Cohn Director Since 2022 Age: 37 Director of Castle Creek. www.middlefieldbank.bank Middlefield’s board has an average age of 59 years and average tenure of 9 years Proven Board of Directors

www.middlefieldbank.bank Historic Growth Underway in The Columbus Region The 10-county area in Central Ohio is home to over 2.2 million people and 16 Fortune 1000 company headquarters. The Columbus region is the 14th largest metropolis in the U.S.(3) Sources:(1) Betsy Liska Goldstein, “Intel on Intel” https://www.youtube.com/watch?v=9MO0wPg4CYw (2) https://www.cleveland19.com/2022/09/09/intels-investment-ohio-could-have-100-billion-impact/ (3) https://columbusregion.com Historic economic development is underway across Central Ohio, including recently announced projects(1) from Intel ($100 Billion), Amazon ($8.0 Billion), Honda ($4.5 Billion), Nationwide Children’s Hospital ($3.3 Billion), and Anduril ($1.0 Billion). Intel’s project alone is the largest single private-sector investment in Ohio’s history. Intel’s initial $20 billion investment into two new factories in Licking County could grow to as much as $100 billion by the time the buildout is complete, creating one of the largest semiconductor manufacturing sites in the world. The first phase of the project is expected to create 3,000 Intel jobs and 7,000 construction jobs(2). The Columbus Region has experienced robust growth. From 2010 to 2020, the population of the city alone increased at a growth rate of more than 12%, which is substantially higher than the 2.1% average for the rest of the Midwest. The Columbus Region is expected to expand to 3 million people by 2050(3). Every job at Intel is expected to create 13 more jobs in other industries, creating a total of 39,000 jobs in Central Ohio(1) The Middlefield Banking Company has a strong and established presence throughout Central and Western Ohio. With 10 locations throughout Central and Western Ohio, The Middlefield Banking Company is one of the largest independent community banks in the region making it well positioned to support the rapidly expanding financial needs of its surrounding communities.

www.middlefieldbank.bank Middlefield’s Markets Have a Strong Overlap with Intel’s Supplier Network Blue Counties: Counties with Intel suppliers Red Outlined Counties: Counties with MBCN branches Intel supplier footprint has roughly doubled to 300 suppliers since project inception Suppliers include businesses in more than 38 counties in Ohio Suppliers come from every region in Ohio In addition to new full-time jobs at Intel, the project created 7,000 additional construction jobs - 92% of the construction workers onsite are Ohio residents The project is expected to produce tens of thousands of jobs across Ohio + Source: https://development.ohio.gov/home/news-and-events/all-news/2023-0925-Ohio-Delivers-on-Commitment-Issues-Onshoring-Grant-to-Intel

www.middlefieldbank.bank History of Creating Value for Shareholders Total Shareholder Return (as of 12/31/2024) Value Drivers $100 invested in Middlefield Banc Corp. from December 31, 2011, to December 31, 2024, has achieved a total return of $489 compared to $343 for the KBW Regional Banking Index, and $375 for the Nasdaq Bank Index. Middlefield has outperformed the KBW Regional Banking Index and the Nasdaq Bank Index by 42.7% and 30.3%, respectively over this period. Never reported an annual loss Compelling dividend yield and track record of dividend growth Capital allocation strategy focused on acquisitions, share buybacks and dividends Long-term earnings and asset growth Management focused on long-term value creation

www.middlefieldbank.bank Well Positioned for Any Economic Cycle At December 31, 2024, Middlefield’s allowance for credit losses to nonperforming loans was 74.86%, while the allowance for credit losses to total loans was 1.48%. Reserved for Potential Credit Losses Well Capitalized Limited Nonperforming Assets Focused on fair pricing, no national or sub-prime lending, lending within market area, and limited participation loans purchased. Equity to assets of 11.36% at December 31, 2024, compared to 11.28% at December 31, 2023. Overall asset quality remains strong, with nonperforming assets to total assets of 1.62% at December 31, 2024. Conservative Lending Culture Middlefield is focused on balancing stable loan growth with excellent asset quality. This approach has served the Bank well throughout its 120+ year history.

www.middlefieldbank.bank Strong Deposit Base and Net Interest Margin Overview Deposit Trends (in thousands) Net Loans to Deposit Ratio Net Interest Margin Stable liquidity position supported by local deposit base Core deposit funding base supplemented by $55.8 million in cash and cash equivalents, and $165.8 million in investment securities available for sale at December 31, 2024 Noninterest-bearing deposits were 26.1% of total deposits at December 31, 2024 At December 31, 2024, Middlefield had brokered deposits of $35.1 million, compared to $90.3 million at December 31, 2023. Focused on maintaining a net interest margin above peer

www.middlefieldbank.bank Balanced, High Performing CRE Portfolio (at December 31, 2024) Diverse CRE Portfolio CRE Loan Repricing Excellent CRE Credit Quality Owner Occupied Non-Owner Occupied Multifamily Rental & Leasing Multifamily Retail & Hospitality Other Services Manufacturing Other Health Care & Sr. Living At December 31, 2024, 74% of the Company’s $683.6 million CRE portfolio was variable, and 19% of the total CRE portfolio is expected to reprice in the next 12 months

www.middlefieldbank.bank Strong Asset Quality: 2006 – 2024 NPA and NCO Summary Conservative underwriting philosophy “Quick to downgrade, slow to upgrade” credit philosophy mitigates loss exposure From 2006 to 2024, NCOs have averaged 10.9% of stated NPAs *NPAs exclude TDRs through 2022. In 2023, the Company adopted new accounting guidance that eliminated TDR accounting. Beginning in 2023, NPAs include certain loans that were modified to borrowers experiencing financial difficulty. The NPA numbers represent NPAs as a percentage of total assets at the period end date. **NCO numbers represent NCOs to average loans, annualized.

www.middlefieldbank.bank Loans Supported by Local Decision Making and Individual Service Middlefield’s markets have seen significant industry consolidation in the past ten years. In most cases, large national and regional banks cannot deliver the same level of locally-based service that Middlefield can offer customers. Highlights Residential Real Estate Loans(1) Commercial Loans(2) (3) (2) In millions, commercial loans are C&I plus commercial real estate loans (3) Orange bars reflect PPP loan balance >30 Local Lenders 1 Highly Productive LPO 10.3% Commercial Loan 2019 - 2024 CAGR 6.8% Consumer Loan 2019 – 2024 CAGR (1) In millions, includes consumer installment loans

www.middlefieldbank.bank Disciplined Balance Sheet Growth Highlights Total Deposits (in millions) Total Loans (in millions) Introduced new products to attract more deposits and drive noninterest income At December 31, 2024, Middlefield had $55.8 million in cash and cash equivalents, and $165.8 million in investment securities available for sale Strong capital levels, robust liquidity, diverse loan and deposit portfolios, and significant borrowing capacity available at the FHLB Continuing to enhance delivery in both personal and commercial channels

www.middlefieldbank.bank Successful Acquisition Strategy and Organic Growth: Total Assets Have Grown at a 11.3% CAGR From 2016 -2024 The January 2017 Liberty Bank, N.A. acquisition extended Middlefield’s reach in Northeast Ohio and into Cuyahoga and Summit Counties The December 2022 Liberty Bancshares, Inc. acquisition extended Middlefield’s reach in Western and Central Ohio and into Hardin and Logan Counties

www.middlefieldbank.bank Returning Capital to Shareholders Annual Dividend Cumulative Shares Repurchased Middlefield has a history of returning excess capital to shareholders. The Company has increased its regular dividend payment four times since 2018 and paid four special dividends over this period. For the twelve months ended December 31, 2024, the Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share. Since 2018, Middlefield has repurchased over 1.1 million shares of its common stock. Special cash dividend Regular cash dividend $0.81

www.middlefieldbank.bank “I put together an aggressive growth strategy for my business Exscape Designs. The need for a local relationship-based approach made clear sense. In my experience over the years with Middlefield Bank we have been able to achieve a lot of growth together. With Middlefield you're not just numbers, it's the relationship and community that matters to them.” “Wannemacher Ent., Inc. needed a community bank that was large enough to handle our biggest ever expansion.  Yet we also wanted a bank that cared about us on an ongoing basis to look out for our future growth.  The Middlefield team has provided both for us.  From start to finish on the project they were totally engaged and encouraging.  Our business has grown over the years because of strong customer relationships.  It’s great to have bankers like the Middlefield team that share that philosophy and perspective.” Strategy Dependent on Customers and Communities Local Strong Through local decision making and a focus on powering growth within its communities, Middlefield is committed to building long-standing relationships with its customers “It has been a pleasure to do business with Middlefield Bank for these past 20 years. When all of the other local major banks turned away from the business, Middlefield Bank welcomed it with open arms. This relationship started with trust and that trust is the foundation in which we continue to use Middlefield for all of our banking needs.” Committed

www.middlefieldbank.bank Supplemental Financial Data

Annual Financial Summary

Dollars in thousands, except per share amounts	2024	2023	2022	2021	2020	2019
Net interest income	$ 60,680	$ 65,203	$ 50,177	$ 48,140	$ 43,388	$ 41,385
Provision for loan losses	2,008	3,002	0	700	9,840	890
Noninterest income	7,213	6,691	6,746	7,249	5,990	4,841
Noninterest expense	47,541	48,137	38,030	31,991	29,788	30,033
Income before income taxes	18,344	20,755	18,893	22,698	9,750	15,303
Income taxes	2,825	3,387	3,220	4,065	1,401	2,592
Net income	$ 15,519	$ 17,368	$ 15,673	$ 18,633	$ 8,349	$ 12,711
Net interest margin	3.52%	3.97%	4.08%	3.78%	3.54%	3.68%
Total assets	$1,853,359	$1,822,883	$1,687,682	$1,331,006	$1,391,979	$1,182,475
Loans outstanding, net	$1,497,167	$1,456,437	$1,338,434	$ 967,349	$1,090,626	$ 977,490
Deposits	$1,445,693	$1,426,602	$1,402,019	$1,166,610	$1,225,200	$1,020,843
Equity capital	$ 210,562	$ 205,681	$ 197,691	$ 145,335	$ 143,810	$ 137,775
Earnings per share – diluted [1]	$ 1.92	$ 2.14	$ 2.60	$ 3.01	$ 1.31	$ 1.96
Cash dividend (per share) [1]	$ 0.80	$ 0.85	$ 0.81	$ 0.69	$ 0.60	$ 0.57
Dividend pay-out ratio	41.61%	39.52%	37.23%	22.76%	45.92%	28.99%
Return on average assets	0.84%	0.99%	1.17%	1.36%	0.64%	1.05%
Return on average equity	7.48%	8.83%	11.25%	12.74%	5.87%	9.35%
Return on average tangible common equity [2]	9.41%	11.20%	12.95%	14.38%	6.66%	10.72%

(1) Per share data adjusted for 2-for-1 stock split on November 8, 2019
(2) Refer to the Company's press releases for the corresponding periods for "GAAP to Non-GAAP Reconciliations"

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Excellent Asset Quality and Capital Levels www.middlefieldbank.bank Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income     For the Three Months Ended     Dec. 31,     Sep. 30,     Jun. 30,     Mar. 31,     Dec. 31, Asset quality data   2024     2024     2024     2024     2023 (Dollar amounts in thousands, unaudited)                             Nonperforming assets $ 29,983   $ 30,078   $ 15,961   $ 10,831   $ 10,877                             Allowance for credit losses $ 22,447   $ 22,526   $ 21,795   $ 21,069   $ 21,693 Allowance for credit losses/total loans   1.48%     1.50%     1.46%     1.41%     1.47% Net charge-offs (recoveries):                           Quarter-to-date $ 151   $ 1,382   $ (29)   $ (68)   $ (117) Year-to-date   1,436     1,285     (97)     (68)     (31) Net charge-offs (recoveries) to average loans, annualized:                   Quarter-to-date   0.04%     0.36%     (0.01%)     (0.02%)     (0.03%) Year-to-date   0.10%     0.11%     (0.01%)     (0.02%)     0.00%                             Nonperforming loans/total loans   1.97%     2.00%     1.07%     0.73%     0.74% Allowance for credit losses/nonperforming loans   74.86%     74.89%     136.55%     194.52%     199.44% Nonperforming assets/total assets   1.62%     1.62%     0.87%     0.60%     0.60%

Reconciliation of Non-GAAP Measures

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended				
(Dollar amounts in thousands, except per share and share amounts, unaudited)	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Stockholders' Equity	$ 210,562	$ 210,705	$ 206,788	$ 205,575	$ 205,681
Less Goodwill and other intangibles	41,967	42,225	42,482	42,740	42,998
Tangible Common Equity	$ 168,595	$ 168,480	$ 164,306	$ 162,835	$ 162,683
Shares outstanding	8,071,905	8,071,032	8,067,144	8,067,144	8,095,252
Tangible book value per share	$ 20.88	$ 20.87	$ 20.37	$ 20.18	$ 20.10

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended	
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Dec. 31, 2024	Dec. 31, 2023
Average Stockholders' Equity	$ 209,864	$ 209,096	$ 205,379	$ 205,342	$ 197,208	$ 207,367	$ 196,602
Less Average Goodwill and other intangibles	42,092	42,350	42,607	42,654	42,972	42,479	41,507
Average Tangible Common Equity	$ 167,772	$ 166,746	$ 162,772	$ 162,688	$ 154,236	$ 164,888	$ 155,095
Net income	$ 4,848	$ 2,340	$ 4,164	$ 4,167	$ 3,543	$ 15,519	$ 17,368
Return on average tangible common equity (annualized)	11.50%	5.58%	10.29%	10.30%	9.11%	9.41%	11.20%

This presentation includes disclosure of Middlefield Banc Corp.'s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

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